    As filed with the Securities and Exchange Commission on March 13, 2000
                                                      Registration No. 333-95977

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                       POST-EFFECTIVE AMENDMENT NO. 1 TO
                                 FORM S-4/S-8*

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                                  CMGI, INC.
            (Exact Name of Registrant as Specified in Its Charter)

                  DELAWARE                                      04-2921333
     (State or Other Jurisdiction of                        (I.R.S. Employer
     Incorporation or Organization)                          Identification
                                                                 Number)

     100 BRICKSTONE SQUARE, ANDOVER, MASSACHUSETTS                 01810
     (Address of Principal Executive Offices)                    (Zip Code)

                   YESMAIL.COM, INC. 1999 STOCK OPTION PLAN
                           (Full Title of the Plan)

                              DAVID S. WETHERELL
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  CMGI, INC.
                             100 BRICKSTONE SQUARE
                         ANDOVER, MASSACHUSETTS  01810
                    (Name and Address of Agent for Service)

                                (978) 684-3600
         (Telephone Number, Including Area Code, of Agent for Service)

                                  Copies to:

                           WILLIAM WILLIAMS II, ESQ.
                      VICE PRESIDENT AND GENERAL COUNSEL
                                  CMGI, INC.
                             100 BRICKSTONE SQUARE
                         ANDOVER, MASSACHUSETTS  01810


* Filed as a Post-Effective Amendment on Form S-8 to the above-referenced Registration Statement pursuant to the provisions of Rule 401(e) promulgated under the Securities Act of 1933 and the procedures described herein. See "Introductory Statement Not Forming Part of Prospectus."

** This Post-Effective Amendment No. 1 to Form S-4/S-8 covers up to 513,618 shares of CMGI common stock subject to options assumed by CMGI, Inc. ("CMGI") and reserved for issuance pursuant to the terms of an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") dated as of December 14, 1999 by and among CMGI, Mars Acquisition, Inc., a wholly owned subsidiary of CMGI ("Merger Sub"), and yesmail.com, inc. ("yesmail"). Under the terms of the Merger Agreement, Merger Sub merged (the "Merger") with and into yesmail with yesmail continuing as the surviving corporation in the Merger and a wholly owned subsidiary of CMGI. Pursuant to the terms of the Merger Agreement, CMGI assumed all of the options issued and outstanding under the yesmail.com, inc. 1999 Stock Option Plan. The 513,618 shares of CMGI's common stock, par value $.01 per share, reserved for issuance were previously registered in connection with the initial filing of the above-referenced Registration Statement on Form S-4, and, therefore, no additional fee is required in connection with this filing.

             INTRODUCTORY STATEMENT NOT FORMING PART OF PROSPECTUS

     CMGI, Inc. hereby amends its Registration Statement on Form S-4/S-8 (Registration No. 333-95977) (the "Registration Statement"), by filing this Post-Effective Amendment No. 1 on Form S-8 (the "Post-Effective Amendment") relating to the shares of common stock, par value $.01 per share (the "Common Stock"), of CMGI to be issued upon the exercise of options granted under the yesmail.com, inc. 1999 Stock Option Plan (the "yesmail Option Plan"). The designation of the Post-Effective Amendment as Amendment No. 1 to the Registration Statement denotes that Post-Effective Amendment relates only to the shares of Common Stock issuable upon the exercise of stock options under the yesmail Option Plan.

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to participants in the Registrant's yesmail.com, inc. 1999 Stock Option Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933 (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Documents by Reference
              ---------------------------------------

          The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

          (1)  Annual Report on Form 10-K for the fiscal year ended July 31,
               1999.

          (2) Quarterly Report on Form 10-Q for the quarter ended October 31, 1999.

          (3) Current Reports on Form 8-K filed on August 12, 1999 (as amended on November 1, 1999 and further amended on November 17, 1999); September 2, 1999; September 3, 1999; September 27, 1999; October 1, 1999; December 17, 1999; January 24, 2000; February 22, 2000;
               March 3, 2000; March 9, 2000; and March 10, 2000.

          (4) The description of Common Stock contained in the Registration Statement on Form 8-A filed on January 11, 1994.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4.  Description of Securities
              -------------------------

          Not applicable.

     Item 5.  Interests of Named Experts and Counsel
              --------------------------------------

          The legality of the Common Stock being offered hereby will be passed for the Registrant by Hale and Dorr LLP, Boston, Massachusetts.

     Item 6.  Indemnification of Directors and Officers
              -----------------------------------------

          Section 145 of the Delaware General Corporation Law grants the Registrant the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Registrant where the person involved is adjudged to be liable to the Registrant except to the extent approved by a court. Article NINTH of the Registrant's Restated Certificate of Incorporation and Article VII of the Registrant's Restated By-laws provide that the Registrant shall, to the fullest extent permitted by applicable law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving at the written request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise. The indemnification provided for in each of Article NINTH and Article VII is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors, and administrators of such persons. Article VII also provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant, as a director, trustee, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against and incurred by such person in any such capacity.

          Pursuant to Section 102(b)(7) of the Delaware General Corporation Laws, Article EIGHTH of the Registrant's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the Registrant or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, self-dealing, or the unlawful payment of dividends or repurchase of stock.

          The Registrant maintains an insurance policy on behalf of itself and certain of its subsidiaries, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of the directors and officers.

          The Registrant has entered into agreements with all of its directors affirming the Registrant's obligation to indemnify them to the fullest extent permitted by law and providing various other protections.


     Item 7.  Exemption from Registration Claimed
              -----------------------------------

          Not applicable.

     Item 8.  Exhibits
              --------

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


     Item 9.  Undertakings
              ------------

          1.  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts on March 9, 2000.

                              CMGI, INC.

                              By: /s/ David S. Wetherell
                                  ------------------------------------
                                  David S. Wetherell
                                  Chairman of the Board, President and
                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Post Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                                 Title                                     Date
    ---------                                 -----                                     ----

/s/ David S. Wetherell                    Chairman of the Board of                  March 9, 2000
--------------------------                Directors, President and Chief
David S. Wetherell                        Executive Officer (Principal
                                          Executive Officer)

/s/ Andrew J. Hajducky, III               Executive Vice President, Chief           March 9, 2000
--------------------------                Financial Officer and Treasurer
Andrew J. Hajducky, III                   (Principal Financial and
                                          Accounting Officer)


/s/ William Berkman                       Director                                  March 9, 2000
--------------------------
William Berkman

/s/ Craig Goldman
--------------------------                Director                                  March 9, 2000
Craig Goldman


--------------------------                Director
Avram Miller

/s/ Robert Ranalli
--------------------------                Director                                  March 9, 2000
Robert Ranalli

/s/ William D. Strecker
--------------------------                Director                                  March 9, 2000
William D. Strecker

                                 EXHIBIT INDEX

Exhibit
 Number                        Description
 ------                        -----------

  4 Specimen Certificate of Common Stock, $.01 par value per share, of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1999 (File No. 000-23262)

  5         Opinion of Hale and Dorr LLP

 23.1       Consent of Hale and Dorr LLP (included in Exhibit 5)

 23.2       Consent of KPMG LLP, independent accountants

 23.3       Consent of PricewaterhouseCoopers LLP, independent accountants

 23.4       Consent of PricewaterhouseCoopers LLP, independent accountants

 23.5 Consent of Singer Lewak Greenbaum & Goldstein LLP, independent accountants

 23.6       Consent of Deloitte & Touche LLP, independent accountants

 23.7       Consent of Arthur Andersen LLP, independent accountants

 24 Power of Attorney (included in the signature pages of this Registration Statement)